FOR IMMEDIATE RELEASE

Diversified Restaurant Holdings Reports 5.8% Increase in
Same-Store Sales for Second Quarter 2019
TROY, MI, August 14, 2019 -- Diversified Restaurant Holdings, Inc. (Nasdaq: SAUC) ("DRH" or the "Company"), one of the largest franchisees for Buffalo Wild Wings® ("BWW") with 64 stores across five states, today announced results for its second quarter ended June 30, 2019.
Second Quarter and Year to Date Information (compared with prior-year period unless otherwise noted)

•	Revenue totaled $38.9 million, up 5.1% despite one fewer restaurant

•	Same-store sales increased 5.8% with both traffic and average ticket up

•	Net loss significantly reduced to $0.5 million

•	Restaurant-level EBITDA(1) was $5.7 million or 14.6% of sales

•	Adjusted EBITDA(1) was $3.9 million or 9.9% of sales

•	Total debt of $96.6 million was down $5.9 million for the year-to-date period
(1)See attached table for a reconciliation of GAAP net loss to Restaurant-level EBITDA and Adjusted EBITDA
“We achieved same-store sales growth for the third consecutive quarter, driven by our continued focus on the delivery channel, a favorable sports impact in our core markets and the improvements being made to the brand," commented Michael Ansley, Executive Chairman of the Board, President and Interim CEO. “While we continue to face headwinds around chicken wing prices, labor costs and delivery fees, we have rationalized our operations and overhead and, as a result, expect to better leverage our sales growth with improved earnings as we move forward. We removed $1.5 million in annualized costs and have identified another $0.5 million in additional savings as we have optimized our local marketing spend to more efficiently leverage our franchisor’s national advertising campaigns.”
“Buffalo Wild Wings is getting back to its roots with the fall advertising push and brand relaunch that are underway. There will be increased national advertising focused on football and the introduction this month of significant elements in support of the brand relaunch with the rollout of enhanced chicken products. The new hand-breaded chicken tenders, two new hand-breaded chicken sandwiches and new improved boneless wings are truly a step-change in quality and product offering, and we believe will drive additional traffic. We are also excited about the relaunch of BOGO Wing Tuesday, a long-time staple of BWW customers and an important component of our value proposition. By continuing to focus on delivering quality and value to our customers, we believe we are positioning BWW and DRH for long-term success.”
Mr. Ansley added, “We continue to work with our advisors on our previously disclosed evaluation of strategic alternatives for the business and to restructure our debt.” DRH does not intend to discuss or disclose developments with respect to this process until the Board has approved a definitive course of action.

Second Quarter Results
(Unaudited, $ in thousands)	Q2 2019	Q2 2018	Change	% Change
Revenue	$38,920.2	$37,039.1	$1,881.1	5.1%
Operating profit	$1,040.0	$262.8	$777.2	295.8%
Operating margin	2.7%	0.7%
Net loss	$(469.3)	$(1,172.2)	$702.9	(60.0)%
Diluted net loss per share	$(0.01)	$(0.04)	$0.03	(75.0)%

Same-store sales	5.8%	(6.4)%

Restaurant-level EBITDA(1)	$5,664.1	$5,540.2	$123.9	2.2%
Restaurant-level EBITDA margin	14.6%	15.0%
Adjusted EBITDA(2)	$3,858.1	$3,641.2	$216.9	6.0%
Adjusted EBITDA margin	9.9%	9.8%

Year-to-date Results
(Unaudited, $ in thousands)	YTD 2019	YTD 2018	Change	% Change
Revenue	$79,488.3	$76,572.0	$2,916.3	3.8%
Operating profit	$2,577.5	$1,734.6	$842.9	48.7%
Operating margin	3.2%	2.3%
Net loss	$(413.8)	$(1,012.3)	$598.5	(59.1)%
Diluted net loss per share	$(0.01)	$(0.04)	$0.03	(75.0)%

Same-store sales(1)	5.0%	(7.5)%

Restaurant-level EBITDA(2)	$12,043.0	$12,438.3	$(395.3)	(3.2)%
Restaurant-level EBITDA margin	15.2%	16.2%
Adjusted EBITDA(2)	$8,355.6	$8,712.9	$(357.3)	(4.1)%
Adjusted EBITDA margin	10.5%	11.4%

(1) Please see attached table for a reconciliation of GAAP net loss to Restaurant-level EBITDA and Adjusted EBITDA

The increase in revenue reflects higher delivery sales and a number of favorable major sporting events in the Company's core markets, partially offset by the impact of the Easter holiday where the DRH restaurants are closed. Easter fell within the first quarter of 2018 versus the second quarter of 2019.
General and administrative ("G&A") expenses as a percentage of sales decreased 100 basis points to 4.9% due to lower corporate overhead and other efficiency initiatives, partially offset by higher incentive accruals. For the full year of fiscal 2019, the Company is targeting G&A expenses below 5% of sales, excluding non-recurring items.
Food, beverage, and packaging costs as a percentage of sales increased 80 basis points to 29.3% primarily due to higher traditional chicken wing costs. Average cost per pound for traditional bone-in chicken wings, DRH’s most significant input cost, increased to $2.10 in the second quarter of 2019 compared with $1.66 in the prior-year period.
Higher average wages due to a tight labor market resulted in compensation costs as a percent of sales increasing 10 basis points to 27.6%.
Other operating costs as a percentage of sales decreased 60 basis points to 20.9%, which reflects the Company's ongoing focus on lessening the impact of third party delivery fees and IT cost saving initiatives.

Balance Sheet Highlights
Cash and cash equivalents were $3.3 million at June 30, 2019, compared with $5.4 million at the end of 2018. Capital expenditures were $1.2 million during the first six months of 2019 and were for minor facility upgrades and general maintenance-type investments, but also included approximately $0.2 million invested in the plate ware upgrades introduced in March. DRH does not expect to build any new restaurants or complete any major remodels in 2019. As a result, the Company anticipates its capital expenditures will approximate $2.0 million in fiscal 2019.
Total debt was $96.6 million at the end of the quarter, down $5.9 million since 2018 year-end.

Webcast, Conference Call and Presentation
DRH will host a conference call and live webcast on Thursday, August 15, 2019 at 10:00 A.M. Eastern Time, during which management will review the financial and operating results for the second quarter, and discuss its corporate strategies and outlook. A question-and-answer session will follow.
The teleconference can be accessed by calling (201) 389-0879. The webcast can be monitored at www.diversifiedrestaurantholdings.com. A presentation that will be referenced during the conference call is also available on the website.
A telephonic replay will be available from 1:00 P.M. ET on the day of the call through Thursday, August 22, 2019. To listen to the archived call, dial (412) 317-6671 and enter replay pin number 13692782, or access the webcast replay at http://www.diversifiedrestaurantholdings.com, where a transcript will also be posted once available.
About Diversified Restaurant Holdings, Inc.
Diversified Restaurant Holdings, Inc. is one of the largest franchisees for Buffalo Wild Wings with 64 franchised restaurants in key markets in Florida, Illinois, Indiana, Michigan and Missouri. DRH’s strategy is to generate cash, reduce debt and leverage its strong franchise operating capabilities for future growth. The Company routinely posts news and other important information on its website at http://www.diversifiedrestaurantholdings.com.

Safe Harbor Statement
The information made available in this news release and the Company’s August 15, 2019 earnings conference call contain forward-looking statements which reflect DRH's current view of future events, results of operations, cash flows, performance, business prospects and opportunities. Wherever used, the words "anticipate," "believe," "expect," "intend," "plan," "project," "will continue," "will likely result," "may," and similar expressions identify forward-looking statements as such term is defined in the Securities Exchange Act of 1934. Any such forward-looking statements are subject to risks and uncertainties, actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities could differ materially from historical results or current expectations. Some of these risks include, without limitation, the franchisor waiving its right of first refusal, our ability to obtain financing for the acquisition, the success of initiatives aimed at improving the Buffalo Wild Wings brand, the impact of economic and industry conditions, competition, food safety issues, store expansion and remodeling, labor relations issues, costs of providing employee benefits, regulatory matters, legal and administrative proceedings, information technology, security, severe weather, natural disasters, accounting matters, other risk factors relating to business or industry and other risks detailed from time to time in the Securities and Exchange Commission filings of DRH. Forward-looking statements contained herein speak only as of the date made and, thus, DRH undertakes no obligation to update or publicly announce the revision of any of the forward-looking statements contained herein to reflect new information, future events, developments or changed circumstances or for any other reason.

Investor and Media Contact:
Deborah K. Pawlowski
Kei Advisors LLC
716.843.3908
dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018
Revenue	$38,920,245	$37,039,073	$79,488,329	$76,572,030

Operating expenses
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage, and packaging costs	11,410,718	10,563,039	23,095,113	21,695,416
Compensation costs	10,746,736	10,167,398	21,653,029	20,332,053
Occupancy costs	3,002,484	2,806,370	5,940,538	5,750,210
Other operating costs	8,138,118	7,962,070	16,826,279	16,356,025
General and administrative expenses	1,923,022	2,169,732	4,162,969	4,423,660
Depreciation and amortization	2,643,959	3,100,745	5,209,329	6,267,245
Loss on asset disposal	15,191	6,946	23,576	12,797
Total operating expenses	37,880,228	36,776,300	76,910,833	74,837,406

Operating profit	1,040,017	262,773	2,577,496	1,734,624

Interest expense	(1,477,397)	(1,609,987)	(2,982,732)	(3,256,031)
Other income, net	17,185	20,576	57,239	53,216
Loss before income taxes	(420,195)	(1,326,638)	(347,997)	(1,468,191)

Income tax benefit (expense)	(49,062)	154,468	(65,819)	455,891
Net loss	$(469,257)	$(1,172,170)	$(413,816)	$(1,012,300)

Basic and diluted loss per share	$(0.01)	$(0.04)	$(0.01)	$(0.04)

Weighted average number of common shares outstanding:
Basic and diluted	32,081,710	26,474,297	32,003,616	26,664,010

As a result of the Company’s adoption of the new lease standard (ASU 2016-02), certain prior year amounts have been reclassified for consistency with the current year presentation.

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Unaudited)

ASSETS	June 30, 2019	December 30, 2018
Current assets:
Cash and cash equivalents	$3,305,200	$5,364,014
Accounts receivable	408,445	654,322
Inventory	1,419,142	1,526,779
Prepaid and other assets	599,201	556,480
Total current assets	5,731,988	8,101,595

Property and equipment, net	30,536,736	34,423,345
Operating lease right-of-use assets	49,863,338	52,303,764
Intangible assets, net	2,065,205	2,106,489
Goodwill	50,097,081	50,097,081
Other long-term assets	242,363	408,761
Total assets	$138,536,711	$147,441,035

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$3,787,837	$4,273,133
Accrued compensation	1,583,311	1,830,415
Other accrued liabilities	3,489,788	2,821,235
Current portion of long-term debt	96,644,175	11,515,093
Current portion of operating lease liabilities	6,303,830	6,670,227
Total current liabilities	111,808,941	27,110,103

Operating lease liabilities, less current portion	46,879,840	48,956,491
Deferred income taxes	1,305,711	1,220,087
Other long-term liabilities	316,369	343,075
Long-term debt, less current portion	—	90,907,537
Total liabilities	160,310,861	168,537,293

Stockholders’ deficit:
Common stock - $0.0001 par value; 100,000,000 shares authorized; 33,274,180 and 33,200,708, respectively, issued and outstanding	3,204	3,182
Preferred stock - $0.0001 par value; 10,000,000 shares authorized; zero shares issued and outstanding	—	—
Additional paid-in capital	27,330,358	27,021,517
Accumulated other comprehensive (loss) income	(273,430)	355,293
Accumulated deficit	(48,834,282)	(48,476,250)
Total stockholders’ deficit	(21,774,150)	(21,096,258)

Total liabilities and stockholders’ deficit	$138,536,711	$147,441,035

As a result of the Company’s adoption of the new lease standard (ASU 2016-02), certain prior year amounts have been reclassified for consistency with the current year presentation.

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended
	June 30, 2019	July 1, 2018
Cash flows from operating activities
Net loss	$(413,816)	$(1,012,300)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,209,329	6,267,245
Amortization of operating lease assets	3,081,552	3,112,476
Amortization of debt discount and loan fees	128,167	144,717
Loss on asset disposals	23,576	12,797
Share-based compensation	320,908	387,785
Deferred income taxes	41,411	(456,087)
Changes in operating assets and liabilities that provided (used) cash:
Accounts receivable	245,877	374,226
Inventory	107,637	135,680
Prepaid and other assets	(196,421)	(212,605)
Intangible assets	—	(20,000)
Other long-term assets	(59,028)	(19,504)
Accounts payable	(605,487)	(1,021,198)
Operating lease liabilities	(3,084,174)	(2,936,762)
Accrued liabilities	245,143	79,595
Net cash provided by operating activities	5,044,674	4,836,065

Cash flows from investing activities
Purchases of property and equipment	(1,184,821)	(920,762)
Net cash used in investing activities	(1,184,821)	(920,762)

Cash flows from financing activities
Proceeds from issuance of long-term debt
Repayments of long-term debt	(5,906,622)	(5,758,311)
Proceeds from employee stock purchase plan	43,801	41,950
Tax withholdings for restricted stock	(55,846)	(50,006)
Net cash used in financing activities	(5,918,667)	(5,766,367)

Net decrease in cash and cash equivalents	(2,058,814)	(1,851,064)

Cash and cash equivalents, beginning of period	5,364,014	4,371,159

Cash and cash equivalents, end of period	$3,305,200	$2,520,095

As a result of the Company’s adoption of the new lease standard (ASU 2016-02), certain prior year amounts have been reclassified for consistency with the current year presentation.

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation between Net loss and Adjusted EBITDA and Adjusted Restaurant-Level EBITDA

	Three Months Ended (Unaudited)		Six Months Ended (Unaudited)
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018
Net loss	$(469,257)	$(1,172,170)	$(413,816)	$(1,012,300)
+ Income tax (benefit) expense	49,062	(154,468)	65,819	(455,891)
+ Interest expense	1,477,397	1,609,987	2,982,732	3,256,031
+ Other income, net	(17,185)	(20,576)	(57,239)	(53,216)
+ Loss on asset disposal	15,191	6,946	23,576	12,797
+ Depreciation and amortization	2,643,959	3,100,745	5,209,329	6,267,245
EBITDA	$3,699,167	$3,370,464	$7,810,401	$8,014,666
+ Non-recurring expenses (Restaurant-level)	41,944	—	69,615	—
+ Non-recurring expenses (Corporate-level)	116,987	270,693	475,585	698,218
Adjusted EBITDA	$3,858,098	$3,641,157	$8,355,601	$8,712,884
Adjusted EBITDA margin (%)	9.9%	9.8%	10.5%	11.4%
+ General and administrative	1,923,022	2,169,732	4,162,969	4,423,660
+ Non-recurring expenses (Corporate-level)	(116,987)	(270,693)	(475,585)	(698,218)
Restaurant–Level EBITDA	$5,664,133	$5,540,196	$12,042,985	$12,438,326
Restaurant–Level EBITDA margin (%)	14.6%	15.0%	15.2%	16.2%

As a result of the Company’s adoption of the new lease standard (ASU 2016-02), certain prior year amounts have been reclassified for consistency with the current year presentation.

Restaurant-Level EBITDA represents net loss plus the sum of non-restaurant specific general and administrative expenses, loss on property and equipment disposals, depreciation and amortization, other income and expenses, interest, taxes, and non-recurring expenses. Adjusted EBITDA represents net loss plus the sum of loss on property and equipment disposals, depreciation and amortization, other income and expenses, interest, taxes, and non-recurring expenses. We are presenting Restaurant-Level EBITDA and Adjusted EBITDA, which are not presented in accordance with GAAP, because we believe they provide additional metrics by which to evaluate our operations. When considered together with our GAAP results and the reconciliation to our net loss, we believe they provide a more complete understanding of our business than could be obtained absent this disclosure. We use Restaurant-Level EBITDA and Adjusted EBITDA together with financial measures prepared in accordance with GAAP, such as revenue, income from operations, net income, and cash flows from operations, to assess our historical and prospective operating performance and to enhance the understanding of our core operating performance. Restaurant-Level EBITDA and Adjusted EBITDA are presented because: (i) we believe they are useful measures for investors to assess the operating performance of our business without the effect of non-cash depreciation and amortization expenses; (ii) we believe investors will find these measures useful in assessing our ability to service or incur indebtedness; and (iii) they are used internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors.

Additionally, we present Restaurant-Level EBITDA because it excludes the impact of general and administrative expenses and restaurant pre-opening costs, which is non-recurring. The use of Restaurant-Level EBITDA thereby enables us and our investors to compare our operating performance between periods and to compare our operating performance to the performance of our competitors. The measure is also widely used within the restaurant industry to evaluate restaurant level productivity, efficiency, and performance. The use of Restaurant-Level EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based on GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structure and cost of capital (which affect interest expense and tax rates) and differences in book depreciation of property and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management team believes that Restaurant-Level EBITDA and Adjusted EBITDA facilitate company-to-company comparisons within our industry by eliminating some of the foregoing variations.
Restaurant-Level EBITDA and Adjusted EBITDA are not determined in accordance with GAAP and should not be considered in isolation or as an alternative to net income, income from operations, net cash provided by operating, investing, or financing activities, or other financial statement data presented as indicators of financial performance or liquidity, each as presented in accordance with GAAP. Neither Restaurant-Level EBITDA nor Adjusted EBITDA should be considered as a measure of discretionary cash available to us to invest in the growth of our business. Restaurant-Level EBITDA and Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies and our presentation of Restaurant-Level EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual items. Our management recognizes that Restaurant-Level EBITDA and Adjusted EBITDA have limitations as analytical financial measures.

###